UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): March 13, 2015

BECTON, DICKINSON AND COMPANY

(Exact name of registrant as specified in its charter)

New Jersey	001-4802	22-0760120
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Becton Drive

Franklin Lakes, New Jersey 07417-1880

(Address of principal executive offices) (Zip Code)

(201) 847-6800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 13, 2015, Becton, Dickinson and Company (“BD”) and CareFusion Corporation (“CareFusion”) issued a joint press release announcing that the companies have received clearance from the European Commission under the EU Merger Regulation for the pending acquisition of CareFusion by BD. The proposed acquisition is currently expected to close on March 17, 2015.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Joint Press Release, dated March 13, 2015

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FORWARD-LOOKING STATEMENTS

This communication contains certain estimates and other forward-looking statements (as defined under Federal securities laws). Forward looking statements generally are accompanied by words such as “will”, “expect”, “outlook” or other similar words, phrases or expressions. These forward-looking statements include statements regarding the estimated or anticipated timing of consummation of the proposed acquisition of CareFusion by BD discussed in BD’s and CareFusion’s respective filings with the Securities Exchange Commission. These statements are based on the current expectations of BD and CareFusion management and it is possible that the closing could be a date subsequent to the date indicated. BD and CareFusion do not intend to update any forward-looking statements to reflect events or circumstances after the date hereof, except as required by applicable laws or regulations.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BECTON, DICKINSON AND COMPANY (Registrant)

By:	/s/ Gary DeFazio
Name:	Gary DeFazio
Title:	Vice President and Corporate Secretary

Date: March 13, 2015

EXHIBIT INDEX

Exhibit Number	Description

99.1	Joint Press Release, dated March 13, 2015

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